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                                                                    Exhibit 99.2

                           SIRIUS SATELLITE RADIO INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Sirius Satellite Radio Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick L. Donnelly, Executive Vice President, General Counsel, Secretary and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                         By: /s/ Patrick L. Donnelly
                             --------------------------------------------
                             Patrick L. Donnelly
                             Executive Vice President, General Counsel
                             Secretary and acting Chief Financial Officer
                             (Principal Financial Officer)

May 14, 2003